PROXY

                         TOUCHSTONE STANDBY INCOME FUND
                                       OF
                        TOUCHSTONE VARIABLE SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 April 18, 2003

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Touchstone Standby Income Fund of the Touchstone Variable Series Trust (the "Trust") hereby appoints [NAMES], or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 18, 2003, at the offices of the Trust, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Touchstone Money Market Fund, a series of the Trust, will (i) acquire all of the assets of Touchstone Standby Income Fund, a series of the Trust; and
         (ii) assume all of the liabilities of the Trust's Touchstone Standby Income Fund.

     FOR  [        ]    AGAINST  [         ]      ABSTAIN  [            ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                              Dated:                              , 2003
                                    ------------------------------

                              Western-Southern Life Assurance Company
                              ---------------------------------------------
                            Name of Insurance Company


                                            Name and Title of Authorized Officer


                                            Signature of Authorized Officer

TOUCHSTONE STANDBY INCOME FUND

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
Western-Southern Life Assurance Company
Separate Account I


                    EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!

                    PLEASE SIGN, DATE AND RETURN YOUR VOTING
                               INSTRUCTIONS TODAY!

     VOTING INSTRUCTIONS TO WESTERN-SOUTHERN LIFE ASSURANCE COMPANY
              FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
       TOUCHSTONE VARIABLE SERIES TRUST TO BE HELD ON APRIL 18, 2003
                   VOTING INSTRUCTIONS SOLICITED ON BEHALF OF
                     WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

The undersigned hereby instructs Western-Southern Life Assurance Company (the "Insurance Company") to vote all shares of the Touchstone Standby Income Fund of Touchstone Variable Series Trust (the "Trust") and represented by units held by the undersigned at a special meeting of shareholders of the Trust to be held at 10:00 a.m., local time, on April 18, 2003, at the offices of the Trust, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 and at any adjournment thereof, as indicated on the reverse side. In its discretion, the Insurance Company is authorized to vote upon such other matters as may properly come before the meeting.

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               You may also give voting instructions by telephone:

               o        Call toll free 1-800-_______.

               o        Enter your control number (found below)

               o        Follow the simple instructions


               CONTROL NUMBER - 999 9999 9999 999
               --------------------------------------------------------------

         RECEIPT OF THE NOTICE(S) OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT(S), AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.


                                                 Signature


                                                 Signature (if held jointly)


                                                 Date

                                             (Please see reverse side)

   UNITS HELD ON BEHALF OF THE CONTRACT OWNER WILL BE VOTED AS INDICATED BELOW OR FOR ANY PROPOSAL FOR
                                               WHICH NO CHOICE IS INDICATED.


IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE INSURANCE COMPANY SHALL VOTE FOR ALL THE PROPOSALS. IF THIS INSTRUCTION CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE INSURANCE COMPANY SHALL VOTE YOUR SHARES IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.


PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.  EXAMPLE:  |X|


FUND                                                 UNITS
Touchstone Standby Income


THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:
                                        ---


         1. To approve an Agreement and Plan of Reorganization whereby Touchstone Money Market Fund, a series of the Trust, will (i) acquire all of the assets of Touchstone Standby Income Fund, a series of the Trust, and (ii) assume the liabilities of Touchstone Standby Income Fund, substantially as described in the accompanying Prospectus/Proxy Statement.


Mark|_| To Vote FOR; or |_| To Vote AGAINST; or |_| To ABSTAIN From Voting.





   IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING OR FAXING